EXHIBIT 99.1
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P R E S S   R E L E A S E
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               PENN TRAFFIC'S WORKING CAPITAL LENDERS AGAIN EXTEND
                   DEADLINE FOR DELIVERY OF AUDITED FINANCIALS

                       COMPANY ANNOUNCES FURTHER DELAY OF
            FINALIZATION AND RELEASE OF AUDITED FINANCIAL STATEMENTS

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         SYRACUSE, NEW YORK - DECEMBER 13, 2005 - The Penn Traffic Company
announced today that in light of the previously announced governmental investigations seeking information relating to the Company's promotional and allowance practices and policies, Penn Traffic would be further delaying the finalization and release of its audited financial statements for its 2003, 2004 and 2005 fiscal years. At Penn Traffic's request, the lenders under Penn Traffic's $164 million revolving credit facilities have agreed to extend the December 31, 2005 deadline for delivery of its audited financial statements to March 31, 2006, enabling Penn Traffic to continue to access fully its working capital facility. At November 25, 2005, Penn Traffic had undrawn availability of approximately $56 million and a 30 day average undrawn availability of approximately $62 million under this revolving credit facility.

         "We regret that the audit of our financial statements will not be completed prior to the December deadline," said Robert Chapman, Penn Traffic's President and Chief Executive Officer, "but we continue to be extremely gratified that our lenders have been understanding in working with us. We look forward to getting past this disruption so that we can achieve the goals we established for our reorganized Company and its more than 8,500 employees."

FORWARD LOOKING STATEMENTS

         This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, as amended, reflecting management's current analysis and expectations, based on what management believes to be reasonable assumptions. These forward-looking statements include statements relating to our anticipated financial performance and business prospects. Statements preceded by, followed by or that include words such as "believe," "anticipate," "estimate," "expect," "could," and other similar expressions are to be considered such forward-looking statements. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on such factors as: the ability of the Company to improve its operating performance and effectuate its business plans; the ability of the Company to operate pursuant to the terms of its credit facilities and to comply with the terms of its lending agreements or to amend or modify the terms of such agreements as may be needed from time to time; its ability to generate cash; its ability to attract and maintain adequate capital; its ability to refinance; increases in prevailing interest rates; the ability of the Company to obtain trade credit, and shipments and terms with vendors and service providers for current orders; the Company's ability to maintain contracts that are critical to its operations; potential adverse developments with respect to the Company's liquidity or results of operations; general economic and business conditions; competition, including increased capital investment and promotional activity by the Company's competitors; availability, location and terms of sites for store development; the successful implementation of the Company's capital expenditure program; labor relations; labor and employee benefit costs including increases in health care and pension costs and the level of contributions to the Company sponsored pension plans; the result of the pursuit of strategic alternatives; economic and competitive uncertainties; changes in strategies; changes in generally accepted accounting principles; adverse changes in economic and political climates around the world, including terrorist activities and international hostilities; and the outcome of pending or yet-to-be-instituted legal proceedings and governmental investigations, including the previously announced SEC and U.S. Attorney's Office investigations. The Company cautions that the foregoing list of important factors is not exhaustive. Accordingly, there can be no assurance that the Company will meet future results, performance or achievements expressed or implied by such forward-looking statements. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the Company does not intend to update.

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         The Penn Traffic Company operates 110 supermarkets in Pennsylvania, upstate New York, Vermont and New Hampshire under the BiLo, P&C and Quality trade names. Penn Traffic also operates a wholesale food distribution business serving 79 licensed franchises and 40 independent operators and Penny Curtiss, a Syracuse-based commercial bakery.